JAMES A. WATT JOINS DUNE ENERGY AS CHIEF EXECUTIVE OFFICER, PRESIDENT AND
DIRECTOR

DR. AMIEL DAVID APPOINTED SENIOR ADVISOR TO BOARD OF DIRECTORS

FRANK T. SMITH, JR. HIRED AS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Houston, Texas, April 18, 2007 - Dune Energy, Inc. ("Dune" or the "Company") (AMEX: DNE) announced today that it has hired James A. Watt as its new Chief Executive Officer and President. Mr. Watt succeeds Alan Gaines as the Company's CEO and Amiel David as the Company's President. Mr. Gaines will continue to serve as Chairman of the Board of Directors and Dr. David will assume the role of Senior Advisor to the Board.

Mr. Watt has more than 35 years of operating experience within the energy sector with particular emphasis along the Gulf Coast. He began his career as a geophysicist with Amoco Production Company in 1971. From 1974-1991 he was employed by Union Texas Petroleum and had positions including Director of Geophysics, General Manager and Regional E&P manager over various areas of the U.S. He became Vice President of Exploration and Exploitation for Nerco Oil and Gas in 1991, and upon its sale, became Vice President of Exploration for Seagull E&P Inc. In 1997 he became President of Box Energy, later renamed Remington Oil and Gas Corporation, where he led the restructuring of Remington and subsequently built it into a highly successful offshore oil and gas entity. Remington was recently sold to Helix Energy Solutions Group for approximately $1.4 billion. Mr. Watt received a B.S. in Physics from Rensselaer Polytechnic Institute in 1971.

In addition, Dune announced the hiring of Frank T. Smith, Jr. as Senior Vice President and Chief Financial Officer. Mr. Smith has more than 25 years of experience in corporate finance and commercial banking, with significant experience within the energy sector. From 2004 through 2006, Mr. Smith served as Senior Vice President - Finance, and Corporate Secretary of Remington Oil and Gas Corp. From 1997 through 2004, Mr. Smith served as Executive Vice President and Manager of Energy Lending at Bank of Texas. From 1991 through 1997, Mr. Smith served as director in the energy and utilities division of the First National Bank of Boston. Immediately prior to joining Dune, he served as President, Chief Financial Officer and Corporate Secretary of Sonoran Energy, Inc. Mr. Smith holds an MBA in Corporate Finance & Banking from the Wharton School, University of Pennsylvania and earned a B.S. Education from the University of Delaware.

Alan Gaines, Chairman of Dune stated, "Dune is very fortunate to retain the services of a CEO of the caliber of James Watt. With his extensive experience operating Gulf Coast assets, coupled with his proven track record, I am quite confident that Dune's future is in capable hands. I look forward to working with James to continue to build Dune into a highly successful E&P company. Moreover, as Dune continues to grow, the Company will benefit from the depth of experience and financial expertise that Mr. Smith will contribute."

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.